EXHIBIT 15.01







August 1, 2003

To the Board of Directors and Stockholders of The Hartford Financial Services Group, Inc.
Hartford, Connecticut

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of The Hartford Financial Services Group, Inc. and subsidiaries (the "Company") for the periods ended June 30, 2003 and 2002, as indicated in our report dated August 1, 2003; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in the Company's Quarterly Report on Form 10-Q for the second quarter ended June 30, 2003, is incorporated by reference in Registration Statement Nos. 333-105707, 333-049170, 333-105706, 333-034092, 033-080665 and 333-012563 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP
Hartford, Connecticut


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